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                                                                   Exhibit 99.96

                                      DEED


CS Holdings International Inc., a corporation established under the laws of the Cayman Islands, hereby donates to the Cooper Industries Foundation, a non-profit corporation established under the laws of the State of Ohio, U.S.A., 345,000 shares of common stock of Wyman-Gordon Company to have and to hold, together with all rights in any manner belonging to such stock.



                                                     Executed as a Deed by CS
                                                     Holdings International
                                                     Inc., acting by two duly
                                                     authorized Directors, this
                                                     27th day of August, 1997.


                                                 CS Holdings International Inc.


(Seal)                                           By: /s/ Diane K. Schumacher
                                                     --------------------------
                                                     Diane K. Schumacher
                                                     Director


Agreed and Accepted this                         By: /s/ Alan J. Hill
27th day of August, 1997                             --------------------------
                                                     Alan J. Hill
Cooper Industries Foundation                         Director


By: /s/ Phyllis J. Piano
    ------------------------
    Phyllis J. Piano
    President